Exhibit 99.1

Stacey Dwyer, EVP

301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
February 3, 2009

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2009 FIRST QUARTER RESULTS AND DECLARES QUARTERLY DIVIDEND

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported a net loss for its first fiscal quarter ended December 31, 2008 of $62.6 million, or $0.20 per diluted share. The quarterly results included $56.2 million in pre-tax charges to cost of sales for inventory impairments and write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. The net loss for the same quarter of fiscal 2008 was $128.8 million, or $0.41 per diluted share. Homebuilding revenue for the first quarter of fiscal 2009 totaled $900.3 million, compared to $1.7 billion in the same quarter of fiscal 2008. Homes closed totaled 4,068 homes, compared to 6,549 homes in the year ago quarter.

The Company’s sales order backlog of homes under contract at December 31, 2008 was 4,006 homes ($0.9 billion), compared to 8,138 homes ($2.0 billion), at December 31, 2007. Net sales orders for the quarter totaled 2,777 homes ($0.6 billion), compared to 4,245 homes ($0.9 billion) for the same quarter of fiscal 2008. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2009 was 38%.

The Company’s homebuilding cash balance at December 31, 2008 was $1.9 billion, which includes the receipt of a federal income tax refund of $621.7 million in December 2008. Net cash provided by operating activities for the first quarter of fiscal 2009 was $817.6 million.

In the first quarter, the Company repurchased a total of $136.1 million principal amount of its outstanding notes for a total purchase price of $129.7 million, plus accrued interest. Subsequent to December 31st, the Company repaid the outstanding principal of $460 million of its 5% and 8% senior notes, which became due on January 15, 2009 and February 1, 2009, respectively. There were no cash borrowings outstanding on the Company’s revolving credit facility at December 31, 2008.

The Company has declared a quarterly cash dividend of $0.0375 per share. The dividend is payable on February 26, 2009 to stockholders of record on February 16, 2009.

Donald R. Horton, Chairman of the Board, said, “Market conditions in the homebuilding industry continued to deteriorate during our first fiscal quarter, characterized by rising foreclosures, high inventory levels of both new and existing homes, increasing unemployment, tight credit for homebuyers and eroding consumer confidence. We continue to adjust our business to the current homebuilding environment by reducing our homes under construction and our owned lot position, controlling costs and repaying debt.

“We have generated positive cash flow from operations in each of the past ten quarters, and we will continue to focus on maintaining our strong liquidity position and balance sheet. We plan to generate positive operating cash flow in fiscal 2009, in addition to the cash provided by any federal income tax refunds.”

The Company will host a conference call today (Tuesday, February 3rd) at 10:00 a.m. Eastern time. The dial-in number is 800-374-9096, and the call will also be webcast from www.drhorton.com on the “Investor Relations” page.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 26,000 homes in its fiscal year ended September 30, 2008.  Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 77 markets in 27 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000.  D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include continuing to reduce our homes under construction and our owned lot position, controlling costs and repaying debt. The forward-looking statements also include our continued focus on maintaining our strong liquidity position and balance sheet and our plan to generate positive operating cash flow in fiscal year 2009 in addition to the cash provided by any federal income tax refunds. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the continuing downturn in the homebuilding industry, including further deterioration in industry or broader economic conditions; the downturn in homebuilding and the disruptions in the credit markets, which could limit our ability to access capital and increase our costs of capital; the reduction in availability of mortgage financing and the increase in mortgage interest rates; the limited success of our strategies in responding to adverse conditions in the industry; changes in general economic, real estate, construction and other business conditions; changes in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within our industry; our ability to effect any future growth strategies successfully; our ability to realize our deferred income tax asset; and the uncertainties inherent in home warranty and construction defect claims matters. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K which is filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	December 31,
	2008	2007
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$885.8	$1,607.0
Land/lot sales	14.5	100.6

	900.3	1,707.6

Cost of sales:
Home sales	748.7	1,377.9
Land/lot sales	11.7	82.6
Inventory impairments and land option cost write-offs	56.2	245.5

	816.6	1,706.0

Gross profit:
Home sales	137.1	229.1
Land/lot sales	2.8	18.0
Inventory impairments and land option cost write-offs	(56.2)	(245.5)

	83.7	1.6

Selling, general and administrative expense	127.0	213.1
Interest expense	25.6	—
Gain on early retirement of debt	(6.2)	—
Other income	(4.3)	(1.7)

Operating loss from Homebuilding	(58.4)	(209.8)

Financial Services:
Revenues	17.7	35.0
General and administrative expense	23.2	30.5
Interest expense	0.7	1.3
Interest and other income	(3.3)	(3.7)

Operating (loss) income from Financial Services	(2.9)	6.9

Loss before income taxes	(61.3)	(202.9)
Provision for (benefit from) income taxes	1.3	(74.1)

Net loss	$(62.6)	$(128.8)

Basic and Diluted:
Net loss per share	$(0.20)	$(0.41)

Weighted average number of common shares	316.7	315.0

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$31.1	$58.0

Depreciation and amortization	$8.2	$14.9

Interest incurred	$57.4	$62.8

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	September 30,
	2008	2008
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$1,882.8	$1,355.6
Inventories:
Construction in progress and finished homes	1,529.4	1,681.6
Residential land and lots — developed and under development	2,273.9	2,409.6
Land held for development	586.2	531.7
Land inventory not owned	36.6	60.3

	4,426.1	4,683.2
Property and equipment, net	70.7	65.9
Income taxes receivable	54.5	676.2
Deferred income taxes, net of valuation allowance of $984.4 million and $961.3 million at December 31, 2008 and September 30, 2008, respectively	213.5	213.5
Earnest money deposits and other assets	217.8	247.5
Goodwill	15.9	15.9

	6,881.3	7,257.8

Financial Services:
Cash and cash equivalents	30.3	31.7
Mortgage loans held for sale	204.2	352.1
Other assets	59.1	68.0

	293.6	451.8

	$7,174.9	$7,709.6

LIABILITIES
Homebuilding:
Accounts payable	$154.3	$254.0
Accrued expenses and other liabilities	738.8	814.9
Notes payable	3,405.4	3,544.9

	4,298.5	4,613.8

Financial Services:
Accounts payable and other liabilities	28.3	27.5
Repurchase agreement	55.9	203.5

	84.2	231.0

	4,382.7	4,844.8

Minority interests	29.3	30.5

STOCKHOLDERS’ EQUITY
Common stock	3.2	3.2
Additional capital	1,719.4	1,716.3
Retained earnings	1,136.0	1,210.5
Treasury stock, at cost	(95.7)	(95.7)

	2,762.9	2,834.3

	$7,174.9	$7,709.6

D.R. HORTON, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

Three Months Ended
December 31, 2008
(In millions)
Operating Activities
Net loss	$(62.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8.2
Amortization of debt discounts and fees	2.0
Stock option compensation expense	3.0
Gain on early retirement of debt	(6.2)
Inventory impairments and land option cost write-offs	56.2
Changes in operating assets and liabilities:
Decrease in construction in progress and finished homes	131.2
Decrease in residential land and lots — developed, under development, and held for development	43.3
Decrease in earnest money deposits and other assets	25.4
Decrease in income taxes receivable	621.7
Decrease in mortgage loans held for sale	147.9
Decrease in accounts payable, accrued expenses and other liabilities	(152.5)

Net cash provided by operating activities	817.6

Investing Activities
Purchases of property and equipment	(2.5)

Cash used in investing activities	(2.5)

Financing Activities
Repayment of notes payable	(277.5)
Proceeds from stock associated with certain employee benefit plans	0.1
Cash dividends paid	(11.9)

Net cash used in financing activities	(289.3)

Increase in Cash and Cash Equivalents	525.8
Cash and cash equivalents at beginning of period	1,387.3

Cash and cash equivalents at end of period	$1,913.1

D.R. HORTON, INC.
($’s in millions)
NET SALES ORDERS

	Three Months Ended December 31,
	2008		2007
	Homes	Value	Homes	Value
East	253	$56.3	344	$88.9
Midwest	165	44.8	297	80.7
Southeast	585	103.1	581	107.7
South Central	986	173.2	1,585	277.3
Southwest	352	59.1	729	136.5
West	436	131.0	709	235.0

	2,777	$567.5	4,245	$926.1

HOMES CLOSED

	Three Months Ended December 31,
	2008		2007
	Homes	Value	Homes	Value
East	319	$75.8	600	$157.9
Midwest	259	71.7	523	156.6
Southeast	716	136.5	930	211.9
South Central	1,424	253.7	1,904	344.6
Southwest	692	135.5	1,475	321.2
West	658	212.6	1,117	414.8

	4,068	$885.8	6,549	$1,607.0

SALES ORDER BACKLOG

	As of December 31,
	2008		2007
	Homes	Value	Homes	Value
East	421	$98.7	938	$237.6
Midwest	234	64.7	374	116.2
Southeast	652	132.3	849	205.5
South Central	1,561	278.8	2,374	428.8
Southwest	472	94.3	2,393	500.8
West	666	220.3	1,210	524.6

	4,006	$889.1	8,138	$2,013.5